UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2021 (March 23, 2021)

ISUN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37707	47-2150172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Avenue D, Suite 10, Williston, Vermont 05495
(Address of Principal Executive Offices) (Zip Code)
(802) 658-3378
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ISUN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 23, 2021, Jeffrey Peck, Chief Executive Officer of iSun, Inc. (the “Company”), entered into a Rule 10b5-1 trading plan (the “Plan”) to sell shares of the Company’s Common Stock.   As of the date of the filing of this Form 8-K no sales have been made under the Plan.

On March 23, 2021, Frederick Myrick, Jr., an Executive Vice President of the Company, entered into a Rule 10b5-1 trading plan (the “Plan”) to sell shares of the Company’s Common Stock.  As of the date of this filing sales of 25,000 shares of Common Stock have been made under the Plan.

Rule 10b5-1 allows Company insiders to adopt written plans for trading securities in a non-discretionary, pre-scheduled manner in order to avoid concerns about initiating stock transactions when the insider may be aware of non-public information. Each of Messrs. Peck and Myrick entered into their Plan in order to have the opportunity to diversify their equity  holdings if sales are made under his Plan. Mr. Peck is the record holder of 1,411,495   shares of Common Stock with sole voting and investment power over such shares.  Mr. Peck currently beneficially owns 2,426,235 shares (inclusive of  the 1,411,495  shares referenced in the preceding sentence). Mr. Myrick currently is the record and beneficial owner of 660,774 shares of Common Stock. Beneficial ownership is defined pursuant to  Rule 13d-3 under the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2021

iSun, Inc.

By:	/s/ Jeffrey Peck
Name:	Jeffrey Peck
Title:	Chief Executive Officer